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http://alliancebernstein.com/investments/us


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Important Information about AllianceBernstein Proxy Mailings
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AllianceBernstein will be distributing proxy ballots to all of its mutual fund shareholders, beginning on September 20th. This material should help answer any questions you receive. 9/14/2010

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JUST RECEIVED YOUR PROXY STATEMENT?

CLICK HERE TO VOTE
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Posted 9/14/2010

Important Information About AllianceBernstein Proxy Mailings

AllianceBernstein will soon be mailing proxy statements to mutual fund shareholders. More than 500,000 proxy statements will begin mailing on or around September 20.

You may get questions from your clients so we've developed an FAQ document to help you.

Here are the key points:

      o If shareholders want AllianceBernstein to vote on their behalf, they should sign and return the proxy card.
      o Shareholders can vote online at www.proxyweb.com or by phone at 1-888-221-0697, or they can attend the meeting to vote in person.
      o The proposals require approval from a certain percentage of all shareholders. If we don't receive a proxy card from a shareholder, we may call him/her to solicit his/her opinion.
      o Spending a minute to sign and date the proxy card will avoid the need for a phone call and help us keep fund expenses down.

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Investment Products Offered:

Are Not FDIC Insured / May Lose Value / Are Not Bank Guaranteed

Investors should consider the investment objectives, risks, charges and expenses of the Fund/Portfolio carefully before investing. For copies of our prospectus or summary prospectus, which contain this and other information, click here or contact your AllianceBernstein Investments representative. Please read the prospectus and/or summary prospectus carefully before investing.

This web site is authorized for use only by registered investment professionals and is not authorized for use by the general public. The material contained herein is not for inspection by, distribution or quotation to, the general public.

AllianceBernstein mutual funds may be offered only to persons in the United States and by way of a prospectus. This website should not be considered a solicitation or offering of any investment products or services to investors residing outside of the United States.

AllianceBernstein Investments, Inc. is an affiliate of AllianceBernstein L.P., the manager of the funds, and is a member of FINRA.

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